Unit Purchase Agreement

This Unit Purchase Agreement (this “Agreement”) is entered into effective as of January 19, 2024 (the “Effective Date”), and is made by and between WDB Holding CA, Inc., a Delaware corporation (the “Buyer”) and _____________ (the “Seller”).

RECITALS

A.
The Seller holds _________ Preferred Units (the “Units”) of __________ (the Company”).

B.
The Buyer has agreed to purchase all of the Units from the Seller, and the Seller has agreed to sell the Units to the Buyer, upon the terms and conditions set forth herein.

Now, therefore, in consideration of the foregoing statements and the mutual promises made in this Agreement and for other valuable consideration, it is hereby agreed as follows:

AGREEMENT

1.
Purchase of Units. Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, all of the Seller’s right, title and interest in and to the Units, for the purchase price of Twenty-Four Thousand Six Hundred Fifteen Dollars and Nineteen Cents ($24,615.19) per Unit for a total purchase price of ____________ (the “Purchase Price”). The Purchase Price shall be paid in shall be paid in an equivalent value of common shares of TerrAscend Corp. (the “TA Shares”) issued by Buyer Parent (“Buyer Parent” means TerrAscend Corp) and which price per Share shall be calculated based on a 20-day Volume-weighted Average Price (“VWAP”) based on the Trading Day (as defined below) immediately preceding the Effective Date and shall be issued within ten (10) days of the Effective Date.

2.
Price Protection. At the written request of a Seller and in accordance with this section, following each Determination Date (as defined below), the Parties shall assess the combined value of (i) all TA Shares in the possession of the Seller, based on the trailing 20-day VWAP as of the Trading Day prior to each Determination Date (“Trading Day” means any day on which the primary market on which shares of TA Shares are listed is open for trading), (ii) any currently held Additional Seller Shares (as defined below) issued at any Determination Date based on the trailing 20-day VWAP as of the Trading Day prior to each Determination Date, (iii) the proceeds resulting from the sale of any Additional Seller Shares (as defined below) and (iv) the proceeds resulting from the sale of any TA Shares (“Determination Value”).

At each Determination Date, if the aggregate value of the Determination Value is less than the amount due under this agreement to such Seller (the “Minimum Proceeds”), then the Buyer Parent shall issue to the Seller an amount of common shares of Buyer Parent (“Additional Seller Shares") equal to the difference, if greater than zero, of the Minimum Proceeds minus the Determination Value, based on the trailing 20-day VWAP as of the Trading Day prior to the issuance date of the Additional Seller Shares, subject to the approval of the Toronto Stock Exchange, which approval Buyer shall diligently pursue. The Determination Dates shall occur on the 6 month, 12 month, 18 month and 24 month anniversary of the Effective Date (each a “Determination Date” and collectively, the “Determination Dates”).

A Seller requesting the issuance of Additional Seller Shares shall provide the written notice required by this section to Buyer on or before the 35th day following the applicable Determination Date, in which the Seller shall include the Seller’s calculation of the value of the Additional Seller Shares requested, the issuance price for the TA Shares sold, the sale price for the TA Shares sold, the number of all TA Shares sold, the issuance price for any Additional Seller Shares sold, the sale price for any Additional Seller Shares sold, the number of Additional Seller Shares sold, and a certification by the Seller attesting to the accuracy of the information provided to the best of the Seller’s knowledge without investigation (collectively, the "Seller's Notice").

Buyer shall deliver a response to the Seller's Notice within 7 days following receipt of the Seller’s Notice (the “Buyer's Response Date”) notifying the Seller that it either accepts or rejects the Seller’s determination that Additional Seller Shares are required to be issued and the value of the Additional Seller Shares (“Buyer’s Response”) as set forth in the Seller's Notice and specifying with reasonable particularity the information required to complete the Seller's Notice. If additional supporting evidence is reasonably required to validate the Seller’s calculation of the value of the Additional Seller Shares to be issued, then the Seller shall provide the reasonably requested information within 5 days of receipt of the Buyer's Response. The parties shall have 30 days from the Buyer's Response Date to negotiate in good faith and agree upon the value of the Additional Seller Shares, if any, to be issued for that Determination Date. If the parties cannot so agree within those 30 days, then the parties shall appoint an independent accounting firm or a qualified and independent firm, to render a final determination regarding the value of the Additional Seller Shares, if any, to be issued for that Determination Date (the "Independent Determination"). The Independent Determination shall be final and binding upon the parties and the value of the Seller Additional Shares contained therein shall be issued within 21 days of the Independent Determination date. Each party shall bear one-half of the Independent Determination fee and shall bear its own attorneys’ fees and other costs incurred in connection therewith; however, if the Independent Determination is within 15% of either the Seller’s or the Buyer’s determination, then that party, as the substantially prevailing party, shall be reimbursed by the other party for its reasonable legal fees and costs associated with the Independent Determination (including fees paid for the Independent Determination). If the Buyer accepts the Seller’s calculation of the value of the Additional Seller Shares, or if Buyer fails to timely respond to Seller’s notice, then the value of the Additional Seller Shares as set forth on the Seller’s notice shall be issued within 21 days of the Response Date.

By way of example and not limitation, if (i) the Minimum Proceeds are $100,000, and (ii) Sellers transfer twenty percent (20%) of the TA Shares by the 12 month Determination Date for gross proceeds of $16,000, and (iii) at the 6-month Determination Date, the Buyer issued $1,000 of Additional Seller Shares which the Seller currently owns, and (iv) the Seller has sold none of the Additional Seller Shares issued and (v) the remaining TA Shares have a market value of $70,000, then (vi) Buyer Parent shall issue Seller the number of Additional Seller Shares that equal $13,000 [ie. (vi) = (i) – (ii) – (iii) – (iv) – (v)].

[(vi)=(i) – (ii) – (iii) – (iv) – (v)]

(i)= 100,000 = Minimum Proceeds

(ii)= $16,000 = (Number TA Shares Sold x Price Sold)

(iii)= $1,000 = (Number of Additional Shares from the 6-month Determination Date Issuance currently held by the Seller x 20-day VWAP)

(iv)=$0 = (Number of Additional Seller Shares issued at the 6-month Determination Date sold x Price Sold)

(v)= $70,000 = (Number of TA Share currently held by the Seller x 20-day VWAP)

(vi)= $13,000 = ($13,000 of Additional Shares would be issued based on a 20-day VWAP)

($100,000)-($16,000)-($70,000)-($1,000)-($0)= $13,000 -> $13,000 worth of shares would be issued based on a 20-VWAP as of the Trading Day prior to the issuance date of the Additional Seller Shares.

Nothing in this Agreement shall be interpreted to require any Seller to transfer any Shares concurrently with any other Seller or party or upon the happening of any event. For clarity, Price Protection may be sought by one Seller without requiring another Seller to exercise their Price Protection rights.

3.
Closing; Payment of Purchase Price. The closing of the transactions contemplated by this agreement will take place on the Effective Date (the “Closing Date”) through the electronic exchange of signature pages. On the Closing Date, (i) the Seller will deliver to the Buyer a duly executed assignment separate from certificate in the form attached hereto as Appendix A, and (ii) the Buyer will deliver to the Seller the Purchase Price.

4.
Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a)
Execution and Validity. Seller has all necessary power and authority to enter into this Agreement, to carry out Seller’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and excluding any federal law or treaty respecting cannabis to the extent such law would prohibit enforcement or execution of this Agreement, including without limitation the Controlled Substances Act.

(b)
No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Seller, if applicable; (b) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Seller; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any material contract or other instrument to which Seller is a party. Except as otherwise disclosed to Buyer, no notice, consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

(c)
Units. Seller represents he or she is the record and beneficial owner of the Units. All Units are owned by the Seller free and clear of any security or other property interest or right, claim, lien, pledge, option, charge, community property interest, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future (collectively, “Encumbrance”), other than restrictions on transfer arising under the Company’s Operating Agreement. Seller has the full right, authority and power to sell, assign and transfer the Units to Buyer. The Units have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Units to any other person. There are no restrictions on or agreements with respect to the voting rights of Seller that would impair Buyer’s rights under this Agreement. Upon delivery to Buyer of an assignment separate from certificate for the Units on the Closing Date and Buyer’s payment of the Purchase Price, Buyer shall acquire good, valid and marketable title to the Units, free and clear of all Encumbrances.

(d)
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

5.
Representations and Warranties of Buyer. The Buyer represents and warrants as follows:
(a)
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder to which it is a party, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered by Buyer hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder by Buyer have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and excluding any federal law or treaty respecting cannabis to the extent such law would prohibit enforcement or execution of this Agreement, including without limitation the Controlled Substances Act.

(b)
No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Buyer. Except as otherwise disclosed to Seller, no consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

(c)
Investment Purpose. Buyer is acquiring the Units solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Units are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d)
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

6.
Indemnification. Seller shall indemnify Buyer and its respective Affiliates (including the Company) and each of their respective members, managers, officers and employees (collectively, the “Buyer Indemnified Parties”) against, and shall hold the Buyer Indemnified Parties harmless from and against, any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements (a “Loss”), incurred or sustained by, or imposed upon, any of the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties made by Seller in this Agreement. Buyer shall indemnify Seller against, and shall hold the Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement. For purposes of this Agreement, “Affiliates” means, with respect to any specified person or entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity.

7.
Miscellaneous.

(a)
Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)
Entire Agreement; Enforcement of Rights. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter of this Agreement. Any prior agreements, promises, negotiations or representations concerning such subject matter that are not expressly set forth in this Agreement are of no force or effect. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. For purposes of clarity, nothing in this Agreement is intended to alter or modify the rights or obligations of Buyer and Seller under that certain Securities Purchase Agreement dated as of February 10, 2019, by and among RHMT, LLC, a California limited liability company, Deep Thought, LLC, a California limited liability company, and Howard Street Partners, LLC, a California limited liability company (RHMT, Deep Thought and Howard Street are collectively the “Companies”), the holders of the outstanding securities of each of the Companies as listed on the Schedule of Sellers thereto, which includes Seller here (“Sellers”), TerrAscend Corp., a corporation incorporated under the Business Corporations Act (Ontario), WDB Holding CA, Inc., and Michael Thomsen, an individual residing in the State of California, as agent for the Sellers (the “Sellers’ Agent”).

(c)
Performance. Each party to this Agreement agrees to perform any and all other acts and execute and deliver any and all other documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(d)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)
Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)
Counterparts and Electronic Execution. This Agreement may be executed and delivered electronically (including use of a third-party service such as DocuSign) and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)
Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Buyer’s successors and assigns. The rights and obligations of the Seller under this Agreement may only be assigned with the prior written consent of the Buyer.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement effective as of the Effective Date.

BUYER: WDB HOLDING CA, INC. SELLER: _____________________

By: By:

Appendix A

ASSIGNMENT

For value received, ___________ (“Assignor”) hereby assigns and transfers unto (“Buyer”) __________ Preferred Units of _____________ (the “Company”), registered in Assignor’s name on the books of the Company, and does hereby irrevocably constitute and appoint the secretary of the Company to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

___________________________

ASSIGNOR

Schedule I

Entity Name	Seller	Buyer	Number of Preferred Units Purchased	Aggregate Purchase Price
Deep Thought, LLC	Anthony and Jamie Shira	WDB Holding CA, Inc.*	9.1482	$225,184.68
Deep Thought, LLC	Arion Luce	WDB Holding CA, Inc.*	12.4499	$306,456.65
Deep Thought, LLC	Michael Thomsen	WDB Holding CA, Inc.*	13.9729	$343,945.58
Deep Thought, LLC	Ryan Hudson	WDB Holding CA, Inc.*	14.529	$357,634.09
Howard Street Partners, LLC	Anthony and Jamie Shira	WDB Holding CA, Inc.*	9.1482	$225,184.68
Howard Street Partners, LLC	Arion Luce	WDB Holding CA, Inc.*	12.4499	$306,456.65
Howard Street Partners, LLC	Michael Thomsen	WDB Holding CA, Inc.*	13.9729	$343,945.58
Howard Street Partners, LLC	Ryan Hudson	WDB Holding CA, Inc.*	14.529	$357,634.09
RHMT, LLC	Anthony and Jamie Shira	WDB Holding CA, Inc.*	9.1482	$225,184.68
RHMT, LLC	Arion Luce	WDB Holding CA, Inc.*	12.4499	$306,456.65
RHMT, LLC	Michael Thomsen	WDB Holding CA, Inc.*	13.9729	$343,945.58
RHMT, LLC	Ryan Hudson	WDB Holding CA, Inc.*	14.529	$357,634.09

*A Delaware corporation wholly-owned by TerrAscend Corp.